                                                                   EXHIBIT 10.14
                                                                  Other than CEO


                              EMPLOYMENT AGREEMENT



         This Employment Agreement ("Agreement") is entered into effective as of ______________, 1996 by and between Monterey Resources, Inc., a Delaware corporation ("Company"), and _________________________ ("Employee").

         WHEREAS, the Company employs Employee and desires to continue such employment relationship and Employee desires to continue such employment;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Employment. The Company hereby employs Employee, and Employee hereby accepts employment by the Company, on the terms and conditions set forth in this Agreement.

         2. Term of Employment. Subject to the provisions for earlier termination provided in the Agreement, the term of this Agreement (the "Term") shall commence on the effective date of this Agreement as stated above and shall terminate on December 31, 1999; provided, however, commencing on January 1, 1998 and on each January 1 thereafter, the term of this Agreement shall automatically be extended one additional year unless, not later than September 30 of the preceding year, the Board of Directors of the Company (the "Board") shall give written notice to Employee that the Term of the Agreement shall cease to be so extended; provided, further, that if a Change in Control, as defined in Section 6, shall have occurred during the original or extended Term of this Agreement, the Term shall continue in effect for a period of not less than 24 months beyond the date of such Change in Control. In no event, however, shall the Term of this Agreement extend beyond the end of the calendar month in which Employee's 65th birthday occurs. Notwithstanding any provision of this Agreement to the contrary, termination of this Agreement shall not alter or impair any rights of Employee (or Employee's estate or beneficiaries) that have arisen under this Agreement prior to such termination.

         3. Employee's Duties. During the Term of this Agreement, Employee shall serve as the _________________________ of the Company, with such customary duties and responsibilities as may from time to time be assigned to him by the Chief Executive Officer of the Company, provided that such duties are at all times consistent with the duties of such position.

         Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the duties and responsibilities assigned to Employee hereunder, to use reasonable best efforts to perform faithfully and efficiently such duties and responsibilities.
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         4.      Base Compensation.  For services rendered by Employee under this Agreement, the Company shall pay to Employee a base salary ("Base Compensation") of $____________ per annum payable in accordance with the Company's customary payroll practice for its executive officers. The amount of Base Compensation shall be reviewed periodically and may be increased to reflect inflation or such other adjustments as the Board may deem appropriate but Base Compensation, as increased, may not be decreased thereafter.

         5. Additional Benefits. In addition to the Base Compensation provided for in Section 4 herein, Employee shall be entitled to receive all fringe benefits and perquisites offered by the Company to its executive officers, including, without limitation, participation in the Company's Annual Incentive Compensation Plan and other incentive plans offered generally to key employees, the various employee benefit plans or programs provided to the employees of the Company in general, subject to the regular eligibility requirements with respect to each of such benefit plans or programs, and such other benefits or prerequisites as may be approved by the Board during the Term of this Agreement. Nothing in this paragraph shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described in this Section 5, provided the change similarly affects all executives of the Company similarly situated.

         6.      Change of Control.

         For purposes of this Agreement, a "Change in Control" shall mean the occurrence of one of the following events:

                 (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of Santa Fe Energy Resources, Inc. ("SFER") or any affiliate, or any corporation owned, directly or indirectly, by the stockholders of SFER in substantially the same proportions as their ownership of stock of SFER, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of SFER representing 25% or more of the combined voting power of SFER's then outstanding securities;

                 (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of SFER, and any new director (other than a director designated by a person who has entered into an agreement with SFER to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board of Directors of SFER or nomination for election by SFER's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;





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                 (iii)    the stockholders of SFER approve a merger or
         consolidation of SFER with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of SFER outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of SFER (or such surviving entity) outstanding immediately after such merger or consolidation or
         (b) a merger or consolidation effected to implement a recapitalization of SFER (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of SFER's then outstanding securities; or

                 (iv) the stockholders of SFER approve a plan of complete liquidation of SFER or an agreement for the sale or disposition by SFER of all or substantially all of SFER's assets. For purposes of this clause (iv), the term "the sale or disposition by SFER of all or substantially all of SFER's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of SFER or of any direct or indirect subsidiary of SFER (including the stock of any direct or indirect subsidiary of SFER) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of SFER determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the "fair market value of SFER" (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of SFER" shall be the aggregate market value of SFER's outstanding common stock (on a fully diluted basis) plus the aggregate market value of SFER's other outstanding equity securities. The aggregate market value of SFER's common stock shall be determined by multiplying the number of shares of SFER's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price for SFER's common stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of SFER shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of SFER's common stock or by such other method as the Board of Directors of SFER shall determine is appropriate.

                 (v) If SFER ceases to own 80% of the combined voting power of the then outstanding voting securities of the Company, the term "Company" shall be substituted for SFER as used in this definition of "Change in Control;" provided, however, as long as SFER owns 35% or more of the combined voting power of the voting securities of the Company, the above "Change in Control" definition shall be applied separately with respect to SFER and with respect to the Company as substituted for SFER in the definition, and a Change in Control with respect to either SFER or the Company in such situation shall be a Change in Control for purposes of this Plan. Notwithstanding anything herein to the contrary, a distribution by SFER to its stockholders of its interest in such voting securities of the Company shall not constitute a Change in Control.





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         7.      Termination.  This Agreement may be terminated prior to the end of its Term as set forth below.

                 (a) Resignation. Employee may resign, including by reason of retirement, his position at any time. In the event of such resignation, except in the case of resignation for Good Reason (as defined below) on or following a Change in Control, Employee shall not be entitled to further compensation pursuant to this Agreement.

                 (b) Death. If Employee's employment is terminated due to his death, this Agreement shall terminate and the Company shall have no obligations to Employee or his legal representatives with respect to this Agreement other than the payment of any Base Compensation and vacation pay which had accrued hereunder at the date of Employee's death.

                 (c)      Discharge.

                          (i) The Company may terminate this Agreement and Employee's employment for any reason deemed sufficient by the Company upon notice as provided in Section 10. However, in the event that Employee's employment is terminated during the Term by the Company on or following a Change in Control and for any reason other than his Misconduct (as defined in Section 7(c)(ii) below) or Disability (as defined in Section 7(d)(i) below), then, subject to Sections 7(h) and (i): (A) the Company shall pay in a lump sum in cash to Employee, within 15 days of the Date of Termination, an amount equal to the sum of (1) two times Employee's Base Compensation, and (2) the maximum incentive award payable to Employee under the Company's Annual Incentive Compensation Plan for such year in lieu of any payment thereunder, assuming for purposes hereof that all performance objectives for such year had been met at the maximum level and that Employee is entitled to a full award thereunder; (B) for the 24-month period after such Date of Termination, the Company shall provide or arrange to provide Employee (and Employee's dependents) with life, disability, accident and group health insurance benefits substantially similar to those which Employee (and Employee's dependents) were receiving immediately prior to the Notice of Termination, with the Employee charged a monthly premium(s) for such coverage(s) that does not exceed the premium(s) charged to an active employee for comparable coverage(s); benefits otherwise receivable by Employee pursuant to this clause (B) shall be reduced to the extent comparable benefits are actually received by Employee (and Employee's dependents) during the 24-month period following Employee's termination, and any such benefits actually received by Employee shall be reported to the Company (To the extent coverage and/or benefits received under a self-insured health plan of the Company are taxable to Employee, the Company shall make Employee "whole" on a net after tax basis); (C) within 15 days of the Date of Termination or, if later, the first date on which such payment would not subject Employee to suit under





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                 Section 16(b) of the Securities Exchange Act of 1934, if
                 applicable, the Company shall pay to Employee in cancellation of all outstanding stock-based awards that were granted to Employee after the Change in Control and which are not vested on the Date of Termination (collectively, "Awards"), a lump sum amount in cash equal to the sum of the value (with respect to an option or stock appreciation right, the "spread"; and with respect to restricted stock or phantom stock, the value of an unrestricted share) of all such nonvested Awards, calculated, where applicable, as if all corporate performance goals had been achieved (thus warranting full value of the Award); and (D) the Company shall provide to Employee outplacement services by a nationally recognized firm.

                          (ii) Notwithstanding the foregoing provisions of this Section 7, in the event Employee is terminated because of Misconduct, the Company shall have no compensation obligations pursuant to this Agreement after the Date of Termination. As used herein, "Misconduct" means (a) the willful and continued failure by Employee to substantially perform his duties with the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by Employee for Good Reason), after a written demand for substantial performance is delivered to Employee by the Board, which demand specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties, or (b) the willful engaging by Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes hereof, no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Misconduct unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board), finding that in the good faith opinion of the Board Employee was guilty of conduct set forth above and specifying the particulars thereof in detail.

        (d)      Disability.

                          (i) If Employee shall have been absent from the full-time performance of Employee's duties with the Company for six consecutive months as a result of Employee's incapacity due to physical or mental illness, as determined by Employee's physician, and within 30 days after written Notice of Termination is given by the Company Employee shall not have returned to the full-time performance of Employee's duties, Employee's employment may be terminated by the Company





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                 for "Disability" and Employee shall not be entitled to further compensation pursuant to this Agreement.

                          (ii) If Employee fails during any period during the Term to perform Employee's full-time duties with the Company as a result of incapacity due to physical or mental illness, as determined by Employee's physician, Employee shall continue to receive his Base Compensation, together with all compensation payable to Employee under the Company's Long Term Disability Plan or other similar plan during such period until this Agreement is terminated.

                 (e) Resignation for Good Reason. In the event of a Change in Control, Employee shall be entitled to terminate his employment for Good Reason as defined herein. If Employee terminates his employment for Good Reason, Employee shall be entitled to the compensation and benefits provided in Paragraph 7(c)(i) hereof. "Good Reason" shall mean (1) the material breach of any of the Company's obligations under this Agreement without Employee's express written consent or (2) the occurrence of any of the following circumstances without Employee's express written consent unless such breach or circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination pursuant to Subsections 7(e) and 7(f), respectively, given in respect thereof:

                          (i) the assignment to Employee of any duties inconsistent with the position in the Company that Employee held immediately prior to the Change in Control, or a significant adverse alteration in the nature or status of Employee's office, title, responsibilities, including reporting responsibilities, or the conditions of Employee's employment from those in effect immediately prior to such Change in Control;

                          (ii)    a reduction in Employee's Base Compensation;

                          (iii) the failure by the Company to pay to Employee any portion of Employee's current compensation or to pay to Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date such compensation is due;

                          (iv) the failure by the Company to continue in effect any compensation plan in which Employee participates immediately prior to a Change in Control that is material to Employee's total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants, as existed at the time of the Change in Control;





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                          (v)     the failure by the Company to continue to
                 provide Employee with benefits substantially similar to those enjoyed by Employee under any of the Company's life insurance, medical, health and accident, or disability plans in which Employee was participating at the time of the Change in Control; the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Employee of any material fringe benefit enjoyed by Employee at the time of the Change in Control, or the failure by the Company to provide Employee with the number of paid vacation days to which Employee is entitled on the basis of years of service with the Company (and its predecessors) in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

                          (vi) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 12 hereof;

                          (vii) the relocation of the Company's principal executive offices to a location outside the greater Bakersfield, California area, or the Company's requiring Employee to relocate anywhere other than the location of the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with Employee's business travel obligations immediately prior to the change in control of the Company;

                          (viii) the amendment, modification or repeal of any provision of the Certificate of Incorporation, or the Bylaws of the Company which was in effect immediately prior to such Change in Control, if such amendment, modification or repeal would materially adversely effect Employee's right to indemnification by the Company; or

                          (ix) any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (f) hereof, which purported termination shall not be effective for purposes of this Agreement.

                 Notwithstanding anything in this Agreement to the contrary, if Employee's employment with the Company terminates prior to, but within six months of, the date on which a Change in Control occurs and it is reasonably demonstrated by Employee that such termination of employment was (i) by the Company in connection with or anticipation of the Change in Control or (ii) by Employee under circumstances which would have constituted Good Reason if the circumstances arose on or after the Change in Control, then, for purposes of this Agreement, Employee shall be deemed to have continued employment with the Company until the date of the Change in Control and then terminated his employment on such date for Good Reason.





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                 Employee's right to terminate his employment pursuant to this subsection shall not be affected by his incapacity due to physical or mental illness. Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

                 (f) Notice of Termination. On and after a Change in Control, any purported termination of Employee's employment by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the reason for termination of Employee's employment, or in the case of resignation for Good Reason, said notice must specify in reasonable detail the basis for such resignation. No purported termination which is not effected pursuant to this Section 7(f) shall be effective.

                 (g) Date of Termination, Etc. "Date of Termination" shall mean the date specified in the Notice of Termination. Either party may, within 15 days after any Notice of Termination is given, provide notice to the other party pursuant to Section 10 hereof that a dispute exists concerning the termination. Notwithstanding the pendency of any such dispute, the Company will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Compensation) and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 16 hereof, but in no event past the expiration date of this Agreement.

                 (h) Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer, self-employment earnings, by retirement benefits, by offset against any amount claimed to be owing by Employee to the Company, or otherwise, except that any severance amounts otherwise payable to Employee pursuant to a Company severance plan or policy for employees in general shall reduce the amount otherwise payable pursuant to
         Section 7(c)(i).

                 (i) Parachute Payments. Notwithstanding any provision of this Agreement to the contrary, in the event any payment to be made and/or any benefits to be provided to or on behalf of Employee pursuant to this Agreement would constitute an "excess parachute payment", within the meaning of section 280G of the Internal Revenue Code, the applicable payment and/or benefits otherwise due hereunder shall be automatically reduced in whole or in part so that no such payment or benefit hereunder constitutes such an excess parachute payment, but only if by reason of such reduction, Employee's net after tax benefit shall exceed Employee's net after tax benefit if such reductions were not made. In the event of any such reduction, Employee may elect which payments and/or benefits shall be reduced.





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         The determination of whether any amount or benefit under this
         Agreement would be such an excess parachute payment shall be made by tax counsel selected by the Company and reasonably acceptable to Employee. The costs of obtaining such determination shall be borne by the Company.

         8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which Employee may qualify, nor shall anything herein limit or otherwise adversely affect such rights as Employee may have under any stock option or other agreements with the Company or any of its affiliated companies.

         9. Assignability. The obligations of Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any parent, affiliate, successor or subsidiary organization or company of the Company, so long as the obligations of the Company under this Agreement remain the obligations of the Company.

         10. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address, directed to the attention of the Board with a copy to the Secretary of the Company, and to Employee at Employee's residence address on the records of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

         11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         12.     Successors; Binding Agreement.

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used





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herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 12 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

         13. Indemnification. In consideration of the premises and of the mutual agreements set forth in this Agreement, the parties hereto further agree as follows:

                 1. The Company shall pay on behalf of Employee and Employee's executors, administrators or assigns, any amount which Employee is or becomes legally obligated to pay as a result of any claim or claims made against Employee by reason of the fact that Employee served as an employee, director and/or officer of the Company or because of any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done, or suffered or wrongfully attempted by Employee in Employee's capacity as an employee, Director and/or Officer of the Company. The payments that the Company will be obligated to make hereunder shall include (without limitation) damages, judgments, settlements, costs and expenses of investigation, costs and expenses of defense of legal actions, claims and proceedings and appeals therefrom, and costs of attachments and similar bonds; provided, however, that the Company shall not be obligated to pay fines or other obligations or fees imposed by law or otherwise that it is prohibited by applicable law from paying as indemnity or for any other reason.

                 2. Costs and expenses (including, without limitation, attorneys' fees) incurred by Employee in defending or investigating any action, suit, proceeding or claim shall be paid by the Company in advance of the final disposition of such matter upon receipt of a written undertaking by or on behalf of Employee to repay any such amounts if it is ultimately determined that Employee is not entitled to indemnification under the terms of this Agreement.

                 3. If a claim under this Agreement is not paid by or on behalf of the Company within ninety days after a written claim has been received by the Company, Employee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, Employee shall also be entitled to be paid the expense of prosecuting such claim.

                 4. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Employee, who





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
         shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                 5. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against
         Employee:

                          (a) for which payment is actually made to Employee under an insurance policy maintained by the Company, except in respect of any excess beyond the amount of payment under such insurance;

                          (b) for which Employee is indemnified by the Company otherwise than pursuant to this Agreement;

                          (c) based upon or attributable to Employee gaining in fact any personal profit or advantage to which Employee was not legally entitled;

                          (d) for an accounting of profits made from the purchase or sale by Employee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto; or

                          (e) brought about or contributed to by the dishonesty of Employee; provided, however, that notwithstanding the foregoing, Employee shall be protected under this Agreement as to any claims upon which suit may be brought alleging dishonesty on the part of Employee, unless a judgment or other final adjudication thereof adverse to Employee shall establish that Employee committed acts of active and deliberate dishonesty with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated.

                 6. Employee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to the Company, 5201 Truxtun, Suite 100, Bakersfield, California 93309, Attention: Secretary (or such other address as the Company shall designate in writing to Employee).
         Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, Employee shall give the Company such information and cooperation as it may reasonably require and as shall be within Employee's power.

                 7. Nothing herein shall be deemed to diminish or otherwise restrict Employee's right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Company or under Delaware law.

         14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement is an integration of the parties agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         16. Arbitration. Employee shall be permitted (but not required) to elect that any dispute or controversy arising under or in connection with this Agreement be settled by arbitration in Los Angeles, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. All legal fees and costs incurred by Employee in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be paid by the Company as bills for such services are presented by Employee to the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement on ___________, 1996, effective for all purposes as provided above.


                                        MONTEREY RESOURCES, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        EMPLOYEE


                                        ----------------------------------------
                                                          [Name]





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